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                                                                      EXHIBIT 11



                         HELENE CURTIS INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
           for the years ended February 28 or 29, 1994, 1993 and 1992
              (Dollar Amounts in Thousands, Except Per-Share Data)

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

                                          1994           1993           1992
                                          ----           ----           ----
Primary Earnings Per Share:
  Net earnings                        $   12,942     $   22,109     $   19,236
                                      ----------     ----------     ----------

  Weighted Average Shares
  Outstanding:

    Common and Class B Shares          9,423,817      9,341,709      9,269,418
    Common Stock Equivalents              52,667        164,832        170,075
                                      ----------     ----------     ----------

      Total                            9,476,484      9,506,541      9,439,493
                                      ----------     ----------     ----------

  Primary Earnings Per Share          $     1.37     $     2.33     $     2.04
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------

Fully Diluted Earnings Per Share:

  Net earnings                        $   12,942     $   22,109     $   19,236
                                      ----------     ----------     ----------

  Weighted Average Shares
  Outstanding:

    Common and Class B Shares          9,423,817      9,341,709      9,269,418
    Common Stock Equivalents              24,941        232,972        206,268
                                      ----------     ----------     ----------

      Total                            9,448,758      9,574,681      9,475,686
                                      ----------     ----------     ----------

  Fully Diluted Earnings Per Share    $     1.37     $     2.31     $     2.03
                                      ----------     ----------     ----------
                                      ----------     ----------     ----------

Note:
- ----
Fully diluted amounts are not included on the face of the Consolidated Statement of Earnings because they differ from primary earnings per share by less than 3%.

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